UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	REPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fifth Amendment to Credit Agreement and Investor Documents

On February 19, 2021, Recro Pharma, Inc. (the “Company”) entered into a Fifth Amendment to Credit Agreement and Investment Documents by and among the Company, the Company’s subsidiaries named as guarantors therein (the “Guarantors”), the lenders named therein (the “Lenders”), and Athyrium Opportunities III Acquisition LP (“Athyrium Opportunities III”), in its capacity as the administrative agent (the “Fifth Amendment”). The Fifth Amendment provides for the repayment by the Company of $16.0 million of the outstanding principal amount of the loans issued under the Credit Agreement dated as of November 17, 2017, by and among the Company, the Guarantors and Athyrium Opportunities III as administrative agent (the “Credit Agreement”), reduces the interest rate on the remaining loans outstanding and permits an equity issuance in connection with the Fifth Amendment and the transactions contemplated thereby. The Fifth Amendment also changes certain other terms and covenants contained the Credit Agreement that allow the Company to pursue additional acquisitions as well as easing certain requirements surrounding the financial covenants, including the liquidity the Company is required to maintain as well as the threshold for compliance with the consolidated leverage ratio.

Private Placement and Stock Issuance Agreement

On February 19, 2021, the Company entered into a Stock Issuance Agreement (the “Stock Issuance Agreement”) with Athyrium Opportunities III and Athyrium Opportunities II Acquisition LP (“Athyrium Opportunities II” and, together with Athyrium Opportunities III, “Athyrium”) for the sale by the Company in a private placement (the “Private Placement”) of 2,202,420 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) as consideration for Athyrium’s entrance into the Fifth Amendment and reduction in the amount of principal and interest outstanding under the Credit Agreement and payments of accrued and unpaid interest and an exit fee in an aggregate amount equal to $9,360,285.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of Athyrium Opportunities III and Athyrium Opportunities II represented that it is an accredited investor within the meaning of Rule 501 of Regulation D, and is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Shares were offered without any general solicitation by the Company or its representatives.

The Shares sold and issued in the Private Placement are not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. Pursuant to the Stock Issuance Agreement, the Company has agreed to registered the resale of the Shares by March 20, 2021.

Item 3.02	Unregistered Sales of Equity Securities

The information in Item 1.01 above is incorporated in this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement and Investment Documents, dated as of February 19, 2021, by and between Recro Pharma, Inc. and Athyrium Opportunities III Acquisition LP.

10.2	Stock Issuance Agreement, dated as of February 19, 2021 by and between Recro Pharma, Inc., Athyrium Opportunities II Acquisition LP and Athyrium Opportunities III Acquisition LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 23, 2021	RECRO PHARMA, INC.

	By:	/s/ J. David Enloe, Jr.
J. David Enloe, Jr.
President and Chief Executive Officer